AMENDMENT TO
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

        This Amendment to the Amended and Restated Fund Accounting Servicing Agreement (this “Amendment”), dated February 22, 2011, is made and entered into by and among LKCM Funds, a Delaware business trust (“Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Trust and USBFS are parties to that certain Amended and Restated Fund Accounting Servicing Agreement, dated November 17, 2009 (the “Agreement”).

WHEREAS, the Board of Trustees of the Trust has approved the establishment of the LKCM Small-Mid Cap Equity Fund (the “Fund”), a new series of the Trust; and

WHEREAS, the parties desire to amend the Agreement to extend the terms and provisions thereof to the Fund;

NOW, THEREFORE, the parties hereby agree as follows:

1.           Amendment.  Effective as of the date hereof, Exhibit A of the Agreement shall be replaced in its entirety by Exhibit A attached to this Amendment.

2.           Full Force and Effect.  Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jacob D. Smith	By: /s/ Michael R. McVoy

Name: Jacob D. Smith	Name: Michael R. McVoy

Title: Chief Financial Officer /Chief Compliance Officer	Title: Executive Vice President

EXHIBIT A

Separate Series of LKCM Funds

Name of Series
LKCM Small Cap Equity Fund (Institutional Class)
LKCM Small Cap Equity Fund (Adviser Class)
LKCM Equity Fund (Institutional Class)
LKCM Equity Fund (Adviser Class)
LKCM Balanced Fund
LKCM Fixed Income Fund
LKCM International Fund
LKCM Aquinas Growth Fund
LKCM Aquinas Value Fund
LKCM Aquinas Small Cap Fund
LKCM Small-Mid Cap Equity Fund (Institutional Class)
LKCM Small-Mid Cap Equity Fund (Adviser Class)

LKCM FUNDS FUND ACCOUNTING SERVICES ANNUAL FEE SCHEDULE Effective May 1, 2011

LKCM Small Cap Equity Fund
$[  ] for the first $[  ] million
[  ] basis points on the next $[  ]  million
[  ] basis points on the balance

LKCM Smid-Cap Equity Fund
$[  ] for the first $[  ]  million
[  ] basis points on the next $[  ]  million
[  ] basis points on the balance

LKCM Equity Fund
$[  ] for the first $[  ] million
[  ] basis points on the next $[  ]  million
[  ] basis points on the balance

LKCM Balanced Fund
$[  ] for the first $[  ]  million
[  ] basis points on the next $[  ] million
[  ] basis points on the balance

LKCM Fixed Income Fund
$[  ] for the first $[  ]  million
[  ] basis points on the next $[  ]  million
[  ]  basis point on the balance

LKCM International Fund
$[  ] for the first $[  ]  million
[  ] basis points on the next $[  ]  million
[  ] basis points on the balance

CCO Support Services - $[  ] per year

Multiple Classes
Each class is an additional [  ] % of the charge of the initial class.

Master/Feeder Funds
Each master and feeder is charged according to the schedule.

Multiple Manager Funds
Additional base fee:
$[  ] per manager/sub-advisor per fund
Extraordinary services – quoted separately
Conversion Estimate – [  ]  month’s fee (if necessary)

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:

  ● $[  ] Domestic and Canadian Equities
  ● $[  ]  Options
  ● $[  ]  Corp/Gov/Agency Bonds
  ● $[  ]   CMO's
  ● $[  ] International Equities and Bonds
  ● $[  ] Municipal Bonds
  ● $[  ] Money Market Instruments
  ● $[  ] /fund/month - Mutual Fund Pricing
  ● $[  ] /Foreign Equity Security/Month Corporate Actions
  ● $[  ] /Domestic Equity Security per Month Corporate Actions
  ● $[  ] /Fund per day – Bank Loans
  ● [  ] /Fund per day – Credit Default Swaps/Swaptions
  ● $[  ] /Fund per day – Basic Interest Rate Swaps
  ● $[  ]  /month Manual Security Pricing (>[  ] /day)
  ● Factor Services (BondBuyer)
    ● $[  ] /CMO/month
    ● $[  ]   /Mortgage Backed/month
    ● $[  ] /month Minimum Per Fund Group

Report Source - $[  ] /Month – Web reporting